UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☑

Filed by a party other than the registrant ☐

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☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☑	Soliciting material under § 240.14a-12

BRYN MAWR BANK CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Talking Points and FAQs About Our Historic Partnership

Combining Our Wealth Businesses Brings Additional Capabilities and Scale

●	We are excited to create a premier wealth management company in the region.
●	We are able to offer wealth, estate and tax planning, investment solutions, family office services, personal trusts, insurance, and corporate trust services.
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Together we will create an integration plan and strategic plan to drive the future growth of our combined organization while remaining committed to making this transition as smooth as possible for you and our Clients.

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There are considerable opportunities for technology consolidations and enhancements and revenue growth as a result of our enhanced scale and our combined expertise. We will be able to accelerate the long-term strategic objectives of our technology initiatives to fund investments in our people, systems, products, and our communities.

●	BMT will be the prominent brand in our combined wealth business.
●	We will have more resources to serve our communities while keeping the same trusted advisors and delivering the personal service our Clients expect from us.
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Our solutions and services will be delivered with local expertise, grounded in our community roots. We will have the resources to offer Clients a variety of services and enhanced technology to meet their evolving needs, with the advantage of know-how and local decision-makers.

●	Our wealth businesses complement each other in numerous ways, offering a significant opportunity for collaboration and growth.
●	For now, it is business as usual. Please let your Clients know that they will continue to work with their same trusted advisors.

FAQs

What is the timing for the Wealth integration of BMT?

Wealth leadership will begin working on an integration plan shortly, which will include a review of our combined products and services, technology, facilities, and marketing/branding strategies. We envision that it will take up to a year before we implement changes, some which will be subject to existing contractual obligations. We will provide periodic updates and are committed to working together for a smooth integration for you and our clients. With our combined integration experience, we are confident it will be a seamless process and ask for your patience and assistance to make sure it is done well.

How will BMT Wealth be integrated into WSFS’s wealth management services?

WSFS and BMT Wealth will continue to run as business as usual into 2022. During this time, we will be actively collaborating to establish our strategic plan to maximize the opportunities of our combined organization. Our combined organization will be led by Art Bacci, Chief Wealth Officer, and Jennifer Fox, President. Working together and with input from the Board of Directors, they will determine the appropriate organizational structure, leadership and strategy.

Will my job change?

We do not anticipate any changes in the next nine to twelve months as we work through the integration plan. We will keep everyone informed and updated on decisions as they are made.

What offices will the Wealth team be based out of?

We will continue to work in the same place we always have in the short term. We will have offices in Delaware, Pennsylvania, and New Jersey. We will evaluate space as part of a return to the office process and flexible work environment.

What name will BMT Wealth be operating under in 2022?

BMT will be the prominent brand in our combined wealth business. As part of integration planning, we will evaluate all options to ensure we are maximizing the value of the BMT brand.

Will we be adding WSFS or BMT products and solutions to our wealth clients?

We will continue to evaluate our two businesses to build the best wealth management business for our combined clients. We are committed to discussing this together as a team and making the best decisions for our Clients.

If a Client asks me if this is good for them or if I think this is a good thing, what should I say? This is an opportunity to build the foundation for the wealth management business of the future to serve our Clients and create opportunities for you. Both of our organizations serve a national footprint. We will now have more teams available across a larger footprint, with more resources to serve our communities with the personal service we are known for. We will have the scale to offer Clients services to meet their evolving needs with local know-how and local decision-makers. That’s the advantage of our deep community roots. By combining our strengths, we are significantly solidifying our position as the largest and preeminent locally headquartered bank and a premier wealth management business in the region.

What can I do to help?

Please make sure that your Clients feel comfortable and know that they will see the same trusted advisors they have worked with going forward. Please reiterate to your Clients why this is good for them. This is a big undertaking and all of us will work together to take our combined organization to the next level. We welcome your thoughts and feedback/input.

What if I am contacted by media?

If you are contacted by the media, please have the reporter contact Eric Springer in Marketing at 215-864-1778, or by email at Communications@wsfsbank.com.

Clients

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BMT and WSFS announced today that we are combining to create a premier wealth management and trust business in the region. The partnership creates a Wealth Management and trust business with $43 billion in Assets Under Management (AUM) and nationally recognized talent and expertise, which further strengthens our overall wealth capabilities.

●	We will now have more resources to serve you and our communities, while keeping the trusted advisors and personal service you’ve come to expect from us.
●	We will have the scale to offer you a variety of services and solutions to meet your evolving needs with local know-how and local decision-makers. That’s the advantage of our deep community roots.
●	BMT will be the prominent brand in our combined wealth business. As part of integration planning, we will evaluate all options to ensure we are maximizing the value of the BMT Wealth brand.
●	We will continue to provide the same personal service you’ve come to expect. I will continue to manage your relationship now and in the future.
●	Our partnership will be grounded on doing what is right for you, our people and businesses in our region.
●	We are working as a team to develop the go-forward plan and I am excited about the future.
●	We will share more information with you as it becomes available. Thank you for joining us on this journey.

Important Additional Information will be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by WSFS Financial Corporation (“WSFS”) of Bryn Mawr Bank Corporation (“Bryn Mawr”). No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the proposed transaction, WSFS will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of WSFS and Bryn Mawr and a prospectus of WSFS (the “Joint Proxy/Prospectus”), and each of WSFS and Bryn Mawr may file with the SEC other relevant documents concerning the proposed transaction. The definitive Joint Proxy/Prospectus will be mailed to stockholders of WSFS and Bryn Mawr. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY WSFS AND BRYN MAWR, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WSFS, BRYN MAWR AND THE PROPOSED TRANSACTION.

Free copies of the Registration Statement and the Joint Proxy/Prospectus, as well as other filings containing information about WSFS and Bryn Mawr, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, by directing a request to WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801 or by directing a request to Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

Participants in the Solicitation

WSFS, Bryn Mawr and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WSFS or Bryn Mawr in respect of the proposed transaction. Information about WSFS’s directors and executive officers is available in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 23, 2020, and other documents filed by WSFS with the SEC. Information regarding Bryn Mawr’s directors and executive officers is available in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 6, 2020, and other documents filed by Bryn Mawr with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the impact WSFS and Bryn Mawr expect their proposed merger to have on the combined entity’s operations, financial condition, and financial results, and WSFS’s and Bryn Mawr’s expectations about their ability to successfully integrate their respective businesses and the amount of cost savings and overall operational efficiencies WSFS and Bryn Mawr expect to realize as a result of the proposed acquisition. The forward-looking statements also include predications or expectations of future business or financial performance as well as goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “intend,” “expect,” “anticipate,” “strategy,” “plan,” “estimate,” “approximately,” “target,” “project,” “propose,” “possible,” “potential,” “should” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of WSFS and Bryn Mawr) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed acquisition does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the delay in or failure to close for any other reason; changes in WSFS’s share price before closing; the outcome of any legal proceedings that may be instituted against WSFS or Bryn Mawr; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; the risk that the businesses of WSFS and Bryn Mawr will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the proposed acquisition may not be fully realized or may take longer to realize than expected; disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom WSFS or Bryn Mawr have business relationships; diversion of management time on merger-related issues; risks relating to the potential dilutive effect of the shares of WSFS common stock to be issued in the proposed transaction; the reaction to the proposed transaction of the companies’ customers, employees and counterparties; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on WSFS, Bryn Mawr and the proposed transaction; and other factors, many of which are beyond the control of WSFS and Bryn Mawr. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of WSFS’s Annual Report on Form 10-K for the year ended December 31, 2020, Bryn Mawr’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in WSFS’s and Bryn Mawr’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by WSFS and Bryn Mawr with the SEC and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on WSFS, Bryn Mawr or their respective businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Neither WSFS nor Bryn Mawr undertakes any obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law.